Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Amended and Restated Employment Agreement dated as of November 13, 2008 (the “Agreement”) by and between Rockwood Holdings, Inc., a Delaware Corporation (the “Company”) and Seifi Ghasemi (the “Executive” ) is hereby executed as of October 28, 2010.

1.               Section 3 of the Agreement is amended, effective April 1, 2010, by substituting “$1,100,000” for “$1,300,000” in the first sentence thereof; and by deleting the last sentence and substituting it with the following:  “Executive’s Base Salary shall not be decreased unless agreed to in writing by both parties.”

2.               Section 4 of the Agreement is amended, effective as of calendar year 2010, by substituting “200%” for “150%” in the first sentence thereof.

3.               Section 6(b) of the Agreement is amended, effective April 1, 2010, by substituting “$53,000” for “$50,000.”

4.               Section 7(b) of the Agreement is amended, effective January 1, 2010, to read as follows:

“b.           Company Car.  During the Employment Term, the Executive will be provided with use of a Company automobile or an automobile allowance equivalent to the lease payment of an automobile commensurate with the Executive’s position, including reimbursement on a monthly basis for expenses associated with operating the automobile including gas, insurance and maintenance.  The reimbursements called for by this Section 7(b) shall be paid in accordance with the Company’s reimbursement policy for senior executives (but in no event later than the last day of the calendar year next following the calendar year in which the Executive pays the respective expenses).”

5.               Clause (D) of Section 8(c)(iii) of the Agreement is amended by substituting “$53,000” for “$50,000.”

6.               Except as set forth above, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above set forth.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Sheldon R. Erikson
Name: Sheldon R. Erikson
Title: Chairman, Compensation Committee

/s/ Seifi Ghasemi
Seifi Ghasemi